EXHIBIT 11.2

                           RJR NABISCO HOLDINGS CORP.

                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                        SIX MONTHS ENDED           SIX MONTHS ENDED
                                                         JUNE 30, 1995              JUNE 30, 1994
                                                    ------------------------    ----------------------
                                                                    FULLY                     FULLY
                                                     PRIMARY      DILUTED(A)    PRIMARY     DILUTED(A)
                                                    ----------    ----------    --------    ----------
Average number of common and common equivalent
 shares outstanding during the period (in
 thousands):
 Common Stock and Series C Depositary Shares
   issued and outstanding at beginning of
     period......................................      325,107       325,107     269,602       269,602
 Average number of shares of common stock issued
   during the period (including shares of common
   stock issued during the period through the
   exercise of options)..........................          103           103      16,276        16,276
 Average number of shares related to value of
   restricted stock earned during the period.....            6             6       --           --
 Average number of stock options outstanding
   during the period and shares issuable under
   performance shares granted....................        1,101         1,181       2,614         2,738
 Shares issuable upon conversion of ESOP
   convertible preferred stock...................                      3,049       --            3,107
                                                    ----------    ----------    --------    ----------
 Average number of common and common equivalent
   shares outstanding during the period..........      326,317       329,446     288,492       291,723
                                                    ----------    ----------    --------    ----------
                                                    ----------    ----------    --------    ----------
Income (loss) applicable to common stock:
 Income before extraordinary item................   $      351    $      351    $    386     $     386
 Preferred stock dividends.......................          (65)          (58)        (65)          (58)
 Income tax benefit on ESOP preferred stock
   dividends.....................................       --                (1)      --               (1)
                                                    ----------    ----------    --------    ----------
 Income before extraordinary item applicable to
   common stock..................................          286           292         321           327
 Extraordinary item..............................       --            --            (145)         (145)
                                                    ----------    ----------    --------    ----------
 Net income applicable to common stock...........   $      286    $      292    $    176     $     182
                                                    ----------    ----------    --------    ----------
                                                    ----------    ----------    --------    ----------
Income (loss) per common and common equivalent
 share:
 Income before extraordinary item................   $     0.88    $     0.89    $   1.11     $    1.12
 Extraordinary item..............................       --            --           (0.48)        (0.48)
                                                    ----------    ----------    --------    ----------
 Net income......................................   $     0.88    $     0.89    $   0.63     $    0.64
                                                    ----------    ----------    --------    ----------
                                                    ----------    ----------    --------    ----------

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(A) For purposes of this Exhibit, the calculations of fully diluted earnings per share include common stock equivalents and other potentially dilutive securities that produce an anti-dilutive result.